UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   June 10, 2005

GAIAM, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-27515 (Commission File Number)	84-1113527 (IRS Employer Identification No.)

360 Interlocken Boulevard, Broomfield, Colorado 80021
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:    (303) 222-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
               240.14d-2(b))

            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4
               (c))

Item 1.01 — Entry into a Material Definitive Agreement.

On June 10, 2005, we entered into a stock purchase agreement, amended and restated on June 16, 2005 (the “Purchase Agreement”) with certain funds advised by Prentice Capital Management, LP (the “Funds”) pursuant to which we agreed to issue and sell to the Funds an aggregate of 2,821,317 shares of our Class A common stock at a purchase price of $6.63 per share; provided, however, that at any time prior to 9:00 a.m. New York City time on July 1, 2005, we may elect to reduce the aggregate number of shares to be sold to the Funds to 1,000,000 shares at a purchase price of $6.38 per share. The sale of the Class A common stock to the Funds under the Purchase Agreement is expected to close on the fourth business day after we make such election or July 8, 2005, and is subject to customary closing conditions. If we sell the maximum amount of shares to the Funds pursuant to the Purchase Agreement, the Funds will become the beneficial owner of approximately 16% of our outstanding common stock.

Pursuant to the Purchase Agreement, we are obligated to file a registration statement covering the resale of the Class A common stock to be issued to the Funds in connection with this transaction, if the Funds request us to do so at any time on or after March 15, 2006. If the Funds make such a request and we fail to have a registration statement covering resales of the Funds’ shares declared effective by the SEC within 120 days of the Funds’ request, then we will be required to pay liquidated damages to the Funds in a cash amount equal to 2% per annum of the aggregate purchase price paid by the Funds for such shares for the first month in which such registration is not effective, increasing 1% per month thereafter up to a rate of 5% per annum of the aggregate purchase price. We have also granted piggyback registration rights to the Funds to participate in certain registered offerings of our securities.

In connection with the closing of the transaction, we have agreed to pay Prentice Capital Management, LP an origination fee equal to 1-1/2% of the aggregate purchase price paid by the Funds for the shares.

This description of the transaction is only a summary and is qualified in its entirety by reference to the Purchase Agreement, which is attached to this report as Exhibit 10.1 and incorporated into this report by reference.

Gross proceeds of this offering will be approximately $18.7 million or, if we elect to reduce the number of shares to be sold to the Funds, approximately $6.4 million. We intend to use the net proceeds of this offering for general corporate purposes and possible acquisitions.

Item 3.02 – Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this current report on Form 8-K is incorporated herein by this reference.

The issuance and sale of the Class A common stock to the Funds will be made pursuant to an exemption from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act.

Item 9.01 — Financial Statements and Exhibits.

(c)	Exhibits
Exhibit No.		Description of Exhibit
10.1		Class A Stock Purchase Agreement, dated as of June 10, 2005, as amended and restated June 16, 2005, among Gaiam, Inc. and the purchasers set for on the signature pages to the Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC. By: /s/ Janet Mathews Janet Mathews Chief Financial Officer
Date: June 16, 2005 Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Class A Stock Purchase Agreement, dated as of June 10, 2005, as amended and restated June 16, 2005, among Gaiam, Inc. and the purchasers set for on the signature pages to the Agreement